VALHI, INC.

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                                 PRESS RELEASE
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FOR IMMEDIATE RELEASE                           CONTACT:

Valhi, Inc.                                     Bobby D. O'Brien
Three Lincoln Centre                            Vice President
5430 LBJ Freeway, Suite 1700                    (972) 233-1700
(972) 233-1700


                           VALHI REPORTS 2003 RESULTS

     DALLAS, TEXAS . . February 27, 2004. Valhi, Inc. (NYSE: VHI) reported net income of $10.7 million, or $.09 per diluted share, in the fourth quarter of 2003 compared to $5.6 million, or $.05 per diluted share, in the fourth quarter of 2002. For the full year of 2003, the Company reported income before cumulative effect of a change in accounting principle of $38.9 million, or $.32 per diluted share, compared to income of $1.2 million, or $.01 per diluted share, for 2002.

     Chemicals sales and operating income increased in 2003 compared to the same periods of 2002 due primarily to higher sales and production volumes for titanium dioxide pigments ("TiO2"), and higher average TiO2 selling prices in the year-to-date period. Excluding the effect of fluctuations in the value of the U.S. dollar relative to other currencies, Kronos' average TiO2 selling prices in billing currencies in the fourth quarter of 2003 were 2% lower than the fourth quarter of 2002, but were 3% higher in 2003 compared to 2002. Expressed in U.S. dollars computed using actual foreign currency exchange rates prevailing during the periods, Kronos' average TiO2 selling prices in the fourth quarter of 2003 were 8% higher than the fourth quarter of 2002, and were 13% higher in 2003 compared to 2002.

     Kronos' TiO2 sales volumes in the fourth quarter of 2003 increased 9% compared to the fourth quarter of 2002, with substantially all of the increase occurring in the European and export markets. Kronos' TiO2 sales volumes in 2003 were 2% higher than 2002. Kronos' TiO2 production volumes in the fourth quarter of 2003 were 14% higher than the fourth quarter of 2002, and were 8% higher for the full year, with operating rates at near capacity in all periods presented. Kronos' sales and production volumes in 2003 were new records.

     Component products sales were higher in 2003 compared to the same periods in 2002 due primarily to the favorable effect of fluctuations in foreign currency exchange rates. Fluctuations in the value of the U.S. dollar relative to other currencies increased component products sales by $2.6 million in the fourth quarter of 2003 as compared to the fourth quarter of 2002, and increased sales by $8.9 million for the full year. The favorable effect of fluctuations in foreign currency exchange rates is primarily due to the weakening of the U.S. dollar in relation to the Canadian dollar and the euro. In addition to the favorable impact of changes in foreign currency exchange rates, component products sales increased in the 2003 periods due to the net effects of higher sales volumes of security products, higher sales volumes of slide products to North American markets, lower sales volumes of ergonomic products and lower sales volumes of precision slide products to the European market.

     Despite the favorable effect of fluctuations in foreign currency exchange rates on component products sales, such fluctuations unfavorably impacted component products operating income by $1.2 million and $3.8 million in the fourth quarter and full year of 2003, respectively, as compared to the same periods in 2002. Such unfavorable impact is due primarily to CompX's Canadian operations, where a majority of its sales are denominated in U.S. dollars while the majority of its expenses are denominated in Canadian dollars. Component products operating income comparisons were also affected by (i) a $3.3 million restructuring charge in the third quarter of 2003 associated with the implementation of certain headcount reductions in CompX's Netherlands operations, (ii) $3.5 million of charges in the fourth quarter of 2002 related to the retooling of one of CompX's manufacturing facilities and inventory-related charges and (iii) the favorable impact in 2003 resulting from the retooling of one of CompX's facilities in 2002.

     Waste management sales declined in 2003, and its operating loss increased, due to continued weak demand for waste management services as well as costs incurred in 2003 related to certain licensing and permitting activities.

     TIMET's sales increased from $85.0 million in the fourth quarter of 2002 to $100.6 million in the fourth quarter of 2003, and increased from $366.5 million to $385.3 million for the full year. TIMET's operating results improved from an operating loss of $4.8 million in the fourth quarter of 2002 to operating income of $14.3 million in the 2003 period, and increased from an operating loss of $20.8 million in calendar 2002 to operating income of $5.4 million in 2003. The improvement in TIMET's results in the fourth quarter of 2003 were due in part to a 16% increase in sales volumes of mill products and a 143% increase in sales volumes of melted products (ingot and slab), partially offset by a 7% decrease in mill product average selling prices (which was mitigated by the weakening of the U.S. dollar in relation to the British pound sterling and the euro) and changes in product mix. The improvement in TIMET's year-to-date results was due in part to a 97% increase in melted product sales volumes, changes in product mix and the relative changes in foreign currency exchange rates, partially offset by a 16% decrease in melted product average selling prices.

     TIMET's operating results also improved in 2003 due in part to relative changes in TIMET's LIFO inventory reserves, which favorably impacted TIMET's operating income by $9.2 million and $20.7 million in the fourth quarter and full year of 2003, respectively, as compared to the same periods in 2002. TIMET's results in 2003 also include a $6.8 million third quarter charge related to the termination of TIMET's purchase and sales agreement with Wyman-Gordon Company. The Company's equity in losses of TIMET in 2002 includes (i) a third quarter impairment provision of $15.7 million ($8.0 million, or $.07 per diluted share, net of income tax benefit and minority interest) related to an other than temporary decline in value of the Company's investment in TIMET and (ii) a $10.6 million first quarter charge ($5.4 million, or $.05 per diluted share, net of income tax benefit and minority interest) related to TIMET's impairment for an other than temporary decline in value of certain preferred securities held by TIMET.

     General corporate expenses were higher in calendar 2003 compared to 2002 due primarily to higher environmental expense accruals of NL related principally to one formerly-owned site for which the remediation process is expected to occur over the next several years. The legal settlement gains in both 2002 and 2003 (which aggregated $1.5 million, or $.01 per diluted share, net of income taxes and minority interest in the fourth quarter of 2002 and $2.7 million, or $.02 per diluted share, in calendar 2002) related to legal settlements with certain of NL's former insurance carriers. The foreign currency transaction gain in 2002 ($4.7 million, or $.04 per diluted share, net of income taxes and minority interest) related principally to the second quarter extinguishment of certain intercompany indebtedness of NL.

     The gain on the disposal of fixed assets, which aggregated $5.7 million, or $.05 per diluted share, net of income taxes and minority interest in calendar 2003 ($1.0 million, or $.01 per diluted share, in the fourth quarter), related primarily to the sale of certain real property of NL not associated with Kronos' TiO2 operations. Securities transactions gains in the 2002 periods, which aggregated $4.2 million, or $.04 per diluted share, net of income taxes in 2002 ($2.9 million, or $.03 per diluted share, in the fourth quarter) related to the disposal of certain marketable securities.

     The Company recognized a $24.6 million income tax benefit in 2003 ($20.8 million, or $.17 per diluted share, net of minority interest) related to NL's previously-reported second quarter favorable German court ruling concerning NL's claim for refund suit. The provision for income taxes in the fourth quarter of 2002 includes a $2.7 million tax benefit ($2.2 million, or $.02 per diluted share, net of minority interest) related to certain changes in the Belgian income tax law. The provision for income taxes in 2002 also varies from the U.S. statutory income tax rate in part because no income tax was recognized on NL's general corporate foreign currency transaction gain, as NL offset such income tax by utilizing certain income tax attributes, the benefit of which had not previously been recognized.

     The cumulative effect of the change in accounting principle in 2003 relates to the Company's adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003. Such change in accounting relates principally to accounting for closure and post-closure obligations at the Company's waste management operations.

     The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to;

o    Future supply and demand for the Company's products,
o The extent of the dependence of certain of the Company's businesses on certain market sectors,
o    The cyclicality of certain of the Company's businesses,
o The impact of certain long-term contracts on certain of the Company's businesses,
o    Customer inventory levels,
o    Changes in raw material and other operating costs,
o    The possibility of labor disruptions,
o    General global economic and political conditions,
o    Competitive products and substitute products,
o    Customer and competitor strategies,
o    The impact of pricing and production decisions,
o    Competitive technology positions,
o    The introduction of trade barriers,
o    Fluctuations in currency exchange rates,
o    Operating interruptions,
o    Recoveries from insurance claims and the timing thereof,
o    Potential difficulties in integrating completed acquisitions,
o    The ability of the Company to renew or refinance credit facilities,
o    Uncertainties associated with new product development,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax controversies,
o    Environmental matters,
o    Government laws and regulations and possible changes therein, and
o    The  ultimate   resolution  of  pending   litigation  and  possible  future
     litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     In an effort to provide investors with additional information regarding the Company's results of operations as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information which the Company believes provides useful information to investors:

o The Company discloses percentage changes in Kronos' average TiO2 selling prices in billing currencies, which excludes the effects of foreign currency translation. The Company believes disclosure of such percentage changes allows investors to analyze such changes without the impact of changes in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the relative changes in average selling prices in the actual various billing currencies. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the percentage change in average selling prices in billing currencies will be higher or lower, respectively, than such percentage changes would be using actual exchange rates prevailing during the respective periods.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries. The Company's 2003 results are subject to completion of an audit and the filing of its 2003 Annual Report on Form 10-K.


                                    * * * * *


                          VALHI, INC. AND SUBSIDIARIES

                              SUMMARY OF OPERATIONS

                                   (Unaudited)

                    (In millions, except earnings per share)

                                                                         Three months ended                 Years ended
                                                                            December 31,                    December 31,
                                                                         2002          2003             2002           2003
Net sales
  Chemicals                                                             $211.9       $245.7          $  875.2       $1,008.2
  Component products                                                      47.7         54.2             196.1          207.5
  Waste management                                                         3.2          1.1               8.4            4.1

                                                                        $262.8       $301.0          $1,079.7       $1,219.8

Operating income
  Chemicals                                                             $ 16.9       $ 28.2          $   84.4       $  122.3
  Component products                                                      (1.1)         1.8               4.5            3.6
  Waste management                                                         (.4)        (2.8)             (7.0)         (11.5)

    Total operating income                                                15.4         27.2              81.9          114.4

Equity in:
  TIMET                                                                   (1.2)         5.6             (32.9)           1.9
  Other                                                                     .3           .1                .6             .8

General corporate items, net:
  Interest and dividend income                                             8.4          8.0              34.3           32.3
  Securities transaction gains, net                                        4.5          -                 6.4             .5
  Legal settlement gains, net                                              2.8           .1               5.2             .8
  Foreign currency transaction gain                                        -            -                 6.3           -
  Gain on disposal of fixed assets                                         -            1.8               1.6           10.3
  General expenses, net                                                  (11.5)        (9.3)            (44.5)         (64.0)
Interest expense                                                         (14.8)       (14.7)            (60.2)         (58.5)

    Income (loss) before income taxes                                      3.9         18.8              (1.3)          38.5

Provision for income taxes (benefit)                                      (4.4)         5.9              (6.1)         (11.1)

Minority interest in after-tax earnings                                    2.7          2.2               3.6           10.7

  Income before cumulative effect of change
   in accounting principle                                                 5.6         10.7               1.2           38.9

Cumulative effect of change in
 accounting principle                                                      -            -                -                .6

    Net income                                                          $  5.6       $ 10.7          $    1.2       $   39.5

Basic and diluted earnings per share
  Income before cumulative effect of
   change in accounting principle                                       $  .05       $  .09          $    .01       $    .32
  Cumulative effect of change in
   accounting principle                                                    -            -                -               .01

    Net income                                                          $  .05       $  .09          $    .01       $    .33

Shares used in calculation of per share amounts
  Basic earnings                                                         115.6        120.2             115.4          119.7

  Diluted earnings                                                       115.8        120.5             115.8          119.9

                          VALHI, INC. AND SUBSIDIARIES

                       RECONCILIATION OF PERCENT CHANGE IN
                       KRONOS' AVERAGE TIO2 SELLING PRICES

                                   (Unaudited)


                                                                          Percent change-             Percent change-
                                                                         Three months ended              Year ended
                                                                            December 31,                December 31,
                                                                           2002 vs. 2003               2002 vs. 2003
                                                                    --------------------------------------------------------

Percent change in average selling prices:

  Using actual foreign currency exchange rates                                  + 8%                        +13%

  Impact of changes in foreign currency
   exchange rates                                                               -10%                        -10%

    In billing currencies                                                       - 2%                        + 3%
